Exhibit 99.1
Confidential Investor Presentation Investor Presentation February 2025 Welcome To Better Banking Exhibit 99.1

2 Disclaimer (1) The acquisition is subject to applicable regulatory approvals, approval of the Minden shareholders and other customary closing conditions. The private placement is not conditional on the closing of the acquisition. This presentation has been prepared by us solely for informational purposes based on our own information, as well as information from public and industry sources. This presentation does not constitute an offer to sell, nor a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the SEC nor any other regulatory agency has approved or disapproved of our securities or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. Our Common Stock is not a deposit account of our bank subsidiary and is not insured by the FDIC or any other governmental agency. Forward-Looking Statements This presentation includes statements that are, or may be deemed, “forward-looking statements.” In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” “potential,” “projected,” “pro forma” or, in each case, their negatives or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. Any or all of the forward-looking statements herein made by us may turn out to be incorrect. By their nature, forward-looking statements involve risks and uncertainties because they relate to future events, competitive dynamics, and banking, regulatory, and other developments, and depend on anticipated circumstances that may or may not occur (or may occur on longer or shorter timelines than anticipated). They can be affected by inaccurate assumptions that we might make, or by known or unknown risks and uncertainties, including those discussed in our Annual Report on Form 10-K under Item 1A - Risk Factors, as updated by our subsequent filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Although we believe that we have a reasonable basis for each forward-looking statement contained in this presentation, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition, and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this presentation. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this presentation, they may not be predictive of results or developments in future periods. Any forward-looking statements that we make in this presentation speak only as of the respective dates of such statements, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this presentation, except as required by law. Non-GAAP Financial Measures This presentation contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our management uses these non-GAAP measures in its analysis of our performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of tangible common equity (“TCE”), tangible book value (“TBV”) per share, and return on average tangible common equity (“ROATCE”), non-GAAP financial measures that exclude the impact of intangible assets, provide useful supplemental information that is essential to a proper understanding of our financial condition and results. Non-GAAP measures are not formally defined under GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to GAAP financial measures, our management believes these non-GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-GAAP measures. A reconciliation of our non-GAAP financial measures to the most directly comparable GAAP measures has been provided herein.

Overview of Hanover Bancorp, Inc.

Company Background & Financial Snapshot

- The bank was founded in 2009 and is headquartered in Mineola, NY
- The Bank was recapitalized in 2012 by a group led by our current Chairman and CEO Michael Puorro and current members of our Board of Directors
- Successfully completed IPO and NASDAQ listing in May 2022
- Provides differentiated consumer and commercial banking services to clients in western Long Island, the New York City boroughs and Freehold, NJ
    - Business banking center opened on May 22, 2023 in Hauppauge, NY. Deposits as of January 27, 2025 totaled $104 million with a C&I loan pipeline of $43 million as of December 31, 2024. $88.4 million in full year 2024 originations tied to this office
    - Port Jefferson banking center planned to open in the second quarter of 2025
- Executed an organic strategy from 2012 – 2018, focused primarily on the non-qualified mortgage niche residential lending business
- Completed two successful M&A transactions, acquiring Chinatown Federal Savings Bank in 2019 and Savoy Bank in 2021
- Successful team of seasoned bankers and banking teams from local, regional and national financial institutions
- Demonstrated track record of profitability; Hanover is highly focused around an efficient operating platform and branch network.

Key Metrics & Banking Footprint

12/31/24	12/31/24	12/31/24
$2.3B	**$2.0B**	**$2.0B**
TOTAL ASSETS	TOTAL LOANS	TOTAL DEPOSITS


Paterson
Parsippany
Newark
New York
Elizabeth
Edison
Trenton
Long Branch
Levittown
West Babylon
Gateway National Recreation Area
Fire Island National Seashore
Headquarters
Current Branches (9)
Coming Soon

$ in millions	Balance Sheet at 12/31/2024	9/30/2024	12/31/2023
Total Assets	$2,312	$2,328	$2,270
Gross Loans	1,986	2,006	1,957
Deposits	1,954	1,958	1,905
Tangible Common Equity	177	173	165
TCE / TA	*7.73%*	*7.49%*	*7.35%*
NPAs / Assets	*0.71%*	*0.66%*	*0.64%*

$ in millions	Quarter Ended 12/31/2024	9/30/2024	12/31/2023
Net Income	$3.9	$3.5	$3.8
Diluted EPS	0.52	0.48	0.51
Net Interest Margin	*2.53%*	*2.37%*	*2.40%*
Efficiency Ratio	*69%*	*72%*	*67%*
ROAA	*0.70%*	*0.62%*	*0.69%*
ROATCE	*8.9%*	*8.2%*	*9.1%*

Source: S&P Global Market Intelligence; SEC Filings; FDIC.
Note: Tangible Common Equity, TCE / TA and ROATCE include Series A preferred stock.

hanover bancorp, inc. 3

Corporate Timeline

Growth in Total Assets ($mm)



2017 – 2024 CAGR: 23%
$541
$652
$862
$877
$1,458
$1,984
$2,270
$2,312
2017
2018
2019
2020
2021
2022
2023
2024

2017–2018

- ✓ In March and June 2017, we established offices in Forest Hills, Queens and Mineola, NY, respectively
- ✓ Our total consolidated assets grew to over $500 million during 2017
- ✓ Announced and completed the acquisition of Chinatown Federal Savings Bank, FaSB (CFSB) in 2018 and 2019 respectively; enhanced and diversified our funding profile and provided greater visibility in New York City.
- ✓ We acquired total assets of $141.3 million, total loans of $93.6 million and total deposits of $108.8 million, as well as three branches in Manhattan and Brooklyn, NY (one of which was subsequently consolidated)

2019–2020

- ✓ In February 2019 the Bank further expanded into Queens County, New York with a de novo branch in Flushing, New York.
- ✓ In October 2020, we issued $25.0 million in subordinated notes to support the Savoy acquisition. The offering was rated investment grade
- ✓ In late 2020, we established a municipal banking business led by Michael Locorriere, who has 30 + years of banking and government experience. He previously served as EVP and Director of Municipal Banking at a recently consolidated competitor in the Long Island Market

2021–2022

- ✓ Savoy acquisition announced in 2020 and completed in 2021, we acquired total assets of $648.4 million, total loans of $573.1 million, and total deposits of $340.2 million
- ✓ In Feb. of 2022, we initiated a quarterly cash div. of $0.10 p/s
- ✓ In May of 2022, we announced and closed our IPO, issuing 1,466,250 common shares at $21.00 per share
- ✓ In March of 2022, we opened a new branch in Freehold, NJ
- ✓ In July of 2022, we announced a new business banking center location in Hauppauge, Suffolk County Long Island, which opened in May 2023

2023–2024

- ✓ We changed our fiscal year end from Sept. 30th to Dec. 31st in Oct. 2023 with a stub period from Oct. 1st through Dec. 31st of 2023.
- ✓ In November of 2023, we announced the appointment of Joseph Burns as our new Chief Lending Officer. He previously served as regional president of Valley Bank's New York commercial banking operation.
- ✓ Filed a shelf registration on Form S-3 for $50 million in Jan. 2024 in order to access the capital markets efficiently and expeditiously as needed to fuel the continued growth of our highly profitable and successful niche businesses and banking initiatives
- ✓ The Company completed the transition to FIS Horizon in February 2025. This upgrade will enhance efficiency, functionality, user experience, and support a digital-forward strategy

Note: Hanover previously had a fiscal year end of September 30th. 2017 - 2024 is for the period ended December 31st for each respective year.

hanover bancorp, inc.
4

5 Hanover Executive Management Team Note: Throughout the presentation, unless otherwise specified, references to “Hanover” may be to either the holding company or the bank. Name Position with Hanover Age Years of Banking Experience Year Started at Hanover Michael P. Puorro CEO & Chairman 65 35 + 2012 McClelland Wilcox President 53 20 + 2021 Lance P. Burke Exec. VP & Chief Financial Officer 45 25 + 2021 Kevin Corbett Exec. VP & Chief Credit Officer 65 40 + 2020 Joseph F. Burns Exec. VP & Chief Lending Officer 58 35 + 2023 Michael Locorriere Exec. VP & Chief Municipal Officer 56 25 + 2020 Lisa A. Diiorio First Senior VP & Chief Accounting Officer 61 30+ 2016 Raffaella Palazzo First Senior VP & Chief Operations Officer 48 25+ 2020 John P. Vivona First Senior VP & Chief Risk Officer 54 35 + 2023

6 Business Strategy Creating a Differentiated Community Bank Focus on Delivering Shareholder Value Organic Growth • Build the premier community bank franchise serving customers and small to mid-size business in the New York City metro area and Long Island • Continue to penetrate the potential customer bases in multiple niche areas • Continue to serve the local economies in our geographic footprint by capitalizing on a focus on personalized service, the ability to realize greater economies of scale than smaller community banks and ability to provide better and more responsive service than larger regional banks • Focus on diversifying the loan portfolio through niche lending segments to generate appropriate risk-adjusted returns • Focus our niche lending on: niche-residential real estate (with a focus on the recently developed flow origination program), conventional C&I and SBA and USDA lending • Secondary market capabilities have been established for certain key lending verticals • The Company’s loan pipeline with executed term sheets at December 31, 2024 is approximately $237 million, with approximately 89% being niche-residential, conventional C&I and SBA & USDA lending opportunities. Diversifying Loan Portfolio through Niche Segments • The deposit and treasury management products and services complement the niche lending focus • Established a municipal banking business in 2020 with potential to produce a significant level of deposits at cost effective rates with the effort led by Michael Locorriere • Initiative is consistent with a branch-lite and highly efficient approach Complementing the Lending Efforts and Diversifying Funding Strategic Acquisitions • The CFSB acquisition in August 2019 provided us with full service branches which complimented our lending in those areas • Expanded commercial banking capabilities significantly, due to the Savoy acquisition, with a particular focus on small business clients and Small Business Administration (SBA) lending • Continue to pursue prudent and commercially attractive acquisitions in both traditional banking and select non-bank targets

7 $688 $1,177 $1,518 $1,905 $1,954 $0 $400 $800 $1,200 $1,600 $2,000 $2,400 $729 $1,277 $1,747 $1,957 $1,986 $0 $400 $800 $1,200 $1,600 $2,000 $2,400 $877 $1,458 $1,984 $2,270 $2,312 $0 $400 $800 $1,200 $1,600 $2,000 $2,400 $18.66 $19.73 $21.66 $22.51 $23.86 $4.00 $8.00 $12.00 $16.00 $20.00 $24.00 $28.00 Robust TBV Per Share & Balance Sheet Growth Note: Hanover previously had a fiscal year end of September 30th. 2020 - 2024 is for the period ended December 31st for each respective year. Dollars in millions. Note: CAGR calculated from December 31st, 2020 through December 31st, 2024. (1) Tangible Book Value per Share includes Series A preferred stock. Tangible Book Value per Share(1) Total Loans (ex. HFS) ($mm) Total Deposits ($mm) Total Assets ($mm) Savoy acquisition completed CECL adoption

8 Superior Price Performance Since IPO Source: S&P Global Market Intelligence; FactSet. Market Data as of February 19th, 2025. Note: HNVR IPO priced at $21.00 per share on May 10th, 2022. 21.6% 14.9% 13.7% (40.0%) (30.0%) (20.0%) (10.0%) 0.0% 10.0% 20.0% 30.0% 40.0% HNVR Volume HNVR Price Nasdaq US Small Cap Banks Index KRX - Nasdaq Regional Bank Index

9 $1.0 $5.4 $7.9 $10.7 $15.3 $4.7 $15.9 $22.4 $13.6 $12.3 Noninterest Income Net Income $7.2 $22.4 $34.0 $20.5 $21.3 Dec-20 Dec-21 Dec-22 Dec-23 Dec-24 Strong and Efficient Profitability 5.50% 5.70% 5.62% 5.90% 6.03% 6.21% 6.18% 6.11% 2.57% 3.11% 3.45% 3.77% 3.91% 3.99% 4.10% 3.77% 3.04% 2.68% 2.29% 2.40% 2.41% 2.46% 2.37% 2.53% Yield on Loans Cost of Deposits NIM Success Maintaining Strong Profitability Metrics Across a Branch-lite Operating Model Source: S&P Global Market Intelligence; SEC Filings. Note: Hanover previously had a fiscal year end of September 30th. 2020 - 2024 is for the period ended December 31st for each respective year. Peers include major exchange-traded banks and thrifts with most recent quarter total assets between $1 and $3 billion, excluding merger targets and mutuals. Pre-provision net revenue is a non-GAAP measure. Net Income and Non-Interest Income ($M) Recent Margin Expansion 4-Year Avg. ROAA (%) Pre-Provision Net Revenue ($M) 0.8% 1.8% 1.0% 1.0% PPNR / Avg. Assets: Full Year 2024 Per Branch ($M) HNVR $2.4 Peers $4.0 2.1% Full Year 2024 Per Branch ($M) Net Inc. Non-Int. Inc. HNVR $1.4 $1.7 Peers $2.8 $0.5 4-Year Avg. ROATCE (%) 0.97% 0.93% HNVR Peer Median 12.1% 11.5% HNVR Peer Median

10 23% 12% 37% 22% 2% 1% 3% U.S. Treasury Securities - AFS U.S GSE residential MBS - AFS Collateralized Loan Obligations - AFS Corporate Bonds - AFS U.S GSE commercial MBS - AFS U.S GSE residential MBS - HTM U.S GSE commercial MBS - HTM $311 $850 $1,128 $1,382 $1,457 $0 $400 $800 $1,200 $1,600 $2,000 $2,400 High Level of Insured and Collateralized Deposits Insured and collateralized deposits, which include municipal deposits, accounted for approximately 87% of total deposits at December 31, 2024. Commitment To Growing Core(1) Deposit Balances Balance Sheet Liquidity Securities Portfolio Composition • Securities portfolio of $87.5 million as of December 31, 2024 – AFS securities / fair value o $32.5 mm in CLOs o $20.0 mm in U.S. treasuries o $19.1 mm corporate bonds o $10.6 mm in residential MBS o $1.5 mm in commercial MBS – HTM securities / amort. cost o $2.5 mm commercial MBS o $1.3 mm residential MBS As of December 31, 2024, the Company maintained a strong liquidity position with $713.1 million in undrawn sources, covering 283% of uninsured deposits. Core(1) deposits grew by $74.1 million year over year. The loan portfolio continues to demonstrate diversification by increasing C&I loans by $61.0 million or 56.5% YoY. • At December 31, 2024, accumulated other comprehensive income included an unrealized loss on AFS securities of $1.0 million – Representing only 0.5% of GAAP common equity for the same period Total Core Deposits since December 2020 ($M) Uninsured 13% Insured and Collateralized 87% (1) Core deposits consist of Demand, NOW, Savings, and Money Market deposits.

11 Investment Highlights • Recent market consolidation has resulted in a lack of sub-$5 billion asset sized banks in the Long Island and Greater New York City Metro Area. • Since June 2020, there have been 17 bank transactions in the tri-state area, 11 of which involved targets with total assets less than $5 billion. High Degree of Franchise Scarcity Value • Since 2014, the residential mortgage operation has been highly focused on non-conforming lending in New York City. With the addition of Savoy, the Company has acquired a niche in SBA and small business commercial banking platform. • Hanover’s municipal deposit banking business is differentiated in that it is focused on long-term relationships that typically have less pricing volatility, particularly in rising rate environments. Niche Lending & Funding Expertise Drives Pricing Power • Significantly enhanced the Bank’s commercial lending activity with the opening of the Hauppauge Business Banking Center in May 2023 and the hiring of our EVP & Chief Lending Officer, Joseph Burns (previously First Senior VP and New York State Market President of Valley Bank). • Demonstrated track record of profitability and investing in the business. Hanover is highly focused around profitability and a highly efficient operating platform and branch network. • The Company’s level of assets, loans, deposits and revenue relative to the number of branch offices is well above peers. Management believes a continued focus on operating efficiently will result in above average levels of profitability over the long-term. Efficient, Profitable and Scalable Business Model • Since 2016, Hanover has incurred $3.5 million in cumulative net charge-off’s, representing 36 basis points of average loans over that time period. • Total non-accrual loans at December 31, 2024 were $16.4 million, or 0.82% of total loans. • Hanover’s reserves of $22.8 million represent 1.15% of total loans at December 31, 2024. Disciplined Underwriting and High Quality Balance Sheet • Hanover’s executive team, which is led by Chairman and CEO Michael Puorro, has significant experience with M&A transactions and post-closing integration efforts. • In August 2019, the Company closed the CFSB acquisition and has successfully grown the former CFSB deposit franchise. • In May 2021, the Company closed the Savoy merger, acquiring an approximately $650 million total asset single branch commercial bank located in NYC. The transaction significantly diversified revenue and lending mix while boosting profitability and leveraging Savoy’s expertise in commercial and SBA lending. Demonstrated Ability to Integrate M&A Transactions

Niche Lending & Branch-Lite Model Drives Profitability

Niche Lending & Funding Expertise Drives Pricing Power

- ✓ A number of our business segments are focused on providing specialized lending and deposit products to specific customer groups within our markets.
- ✓ We are focused on providing expertise and excellent service in the chosen segments in which we operate.
- ✓ Since 2014 our residential mortgage operation has been highly focused on non-conforming lending in New York City.
- ✓ With Savoy, we acquired a niche SBA and small business commercial banking business.
- ✓ Our municipal deposit banking business is differentiated in that we are focused on long-term relationships and our customers are not transactional in nature.
- ✓ We consistently achieve a higher yield on loans than peers.

Annual Yield on Loans



HNVR
Peers
5.30%
5.13%
5.00%
5.68%
6.13%
4.63%
4.57%
4.69%
5.40%
5.83%
Dec-20
Dec-21
Dec-22
Dec-23
Dec-24

Efficient, Profitable and Scalable Business Model

For the year ended December 31, 2024

Total Assets per Office



$256.9
$103.1
hanover bancorp, inc.
Peers

Total Net Loans per Office



$219.5
$77.3
hanover bancorp, inc.
Peers

Total Deposits per Office



$217.1
$81.4
hanover bancorp, inc.
Peers

Revenue per Office



$7.6
$3.9
hanover bancorp, inc.
Peers

Net Income per Office



$1.4
$2.8
hanover bancorp, inc.
Peers

Source: S&P Global Market Intelligence; SEC Filings.
Note: Hanover previously had a fiscal year end of September 30th. 2020 - 2024 is for the period ended December 31st for each respective year. Peers include major exchange-traded banks and thrifts with most recent quarter total assets between $1 and $3 billion, excluding merger targets and mutuals. Per branch metrics excludes the proposed Port Jefferson branch.

hanover bancorp, inc. 12

Niche Lending Segments: Niche-Residential and C&I

- **For the year ended December 31, 2024, Hanover's HFI loan portfolio grew to $1.99 billion, an increase of $28.3 million or 1.45%**
- Hanover's loan pipeline with executed term sheets at December 31, 2024 is approximately $237 million, with approximately 89% being niche-residential, conventional C&I and SBA & USDA lending opportunities.
  - Commercial real estate (CRE)concentration ratio continued to improve with loans secured by office space accounting for 2.45% of the total loan portfolio and totaling $48.7 million.
  - The CRE concentration ratio decreased to 385% of total capital at 12/31/2024 from 432% of total capital at 12/31/2023.
- **Continue to Realize Strategic Opportunities:**
  - Opened Hauppauge Business Banking Center in May 2023.
    - $88M in C&I originations in for the year ended December 31, 2024 and $104M in deposit balances at January 27, 2025.

Total Loan (ex. HFS) Growth ($mm)



2020 – 2024 CAGR – 28%
$2,400
$2,000
$1,600
$1,200
$800
$400
$0
$729
$1,277
$1,747
$1,957
$1,986
Dec-20
Dec-21
Dec-22
Dec-23
Dec-24

Note: Hanover previously had a fiscal year end of September 30th. 2019 - 2024 is for the period ended December 31st for each respective year.

1 Residential Real Estate

- ✓ Initiated our residential lending platform in 2013 with a focus on the boroughs of New York City.
- ✓ We originate mainly non-qualified, alternative documentation single-family residential mortgage loans through broker referrals, our branch network and retail channels.
- ✓ Recently developed flow origination program in 2024Q2 and saw on an annualized basis in 2024Q4 total sales of $76M for a net gain of $2M
- ✓ We offer multiple products including those designed specifically for two- to four-family units.



Loans Sold ($M)
Loans Originated ($M)
$153
$300
$22
$80
$48
$107
$0
$216
$0
$191
$38
$131
Dec-19
Dec-20
Dec-21
Dec-22
Dec-23
Dec-24

2 Commercial and Industrial

- ✓ We provide a mix of variable and fixed rate commercial and industrial loans which are typically made to small and medium sized businesses.
- ✓ Prior to the acquisition of Savoy, we had a very limited portfolio of commercial and industrial loans.
- ✓ Strategic initiative to build out the C&I business includes the opening of the Freehold branch and expansion into Hauppauge while simultaneously hiring a specialized C&I team.

hanover bancorp, inc. 13

14 Niche Lending Segments: SBA Lending 12 Months Ended Dec. 2022 12 Months Ended Dec. 2023 12 Months Ended 3 Dec. 2024 SBA Lending • Continue to Realize Strategic Opportunities: – SBA & USDA Banking Team Expansion. • Efficient and Consistent Results: – Investment made in scaling the SBA vertical is paying dividends. 12 months ended December 31, 2024 SBA loan originations increased 14% from 2023. • Strong Finish to 2024: – Gains on sale of SBA loans totaled $2.5 million for the quarter ended December 31, 2024, representing a 9.76% increase over the comparable 2023 quarter. SBA Originations ($M) $72.1 $140.8 $161.0 Average Origination Size ($M) $1.6 $1.2 $1.2 Loans Sold ($M) $53.1 $73.5 $111.7 Gross Premium (%) 8.26% 8.43% 9.49% Note: Hanover previously had a fiscal year end of September 30th. 2022 - 2024 is for the period ended December 31st for each respective year. 26th SBA List of top lenders by volume Per US Small Business Administration

Niche Lending Segments: Commercial Real Estate

4

Commercial Real Estate (including Multi-family)

- ✓ The Bank's exposure to Land/Construction loans is minor at $13.5 million, all at floating interest rates, and CRE-owner occupied loans have a mix of floating rates. As shown below, 23% of the loan balances in these combined portfolios will mature in 2025 and 2026, with another 55% maturing in 2027.
- ✓ 63% of the combined portfolio is secured by properties subject to free market rental terms, which is the dominant tenant type. Both the Market Rent and Stabilized Rent segments of our portfolio present very similar average borrower profiles.
- ✓ The portfolio is primarily located in the New York City boroughs of Brooklyn, the Bronx and Queens.
- ✓ The Bank's exposure to the Office market is minor at $49 million. The pool has a 1.28x weighted average DSCR, a 53% weighted average LTV and less than $400,000 of exposure in Manhattan.
- ✓ The Company's commercial real estate concentration ratio continued to improve, decreasing to 385% of capital at December 31, 2024 from 432% of capital at December 31, 2023.

Fixed Rate Reset / Maturity Schedule ($000s)

CRE Investor Portfolio				
Calendar Period (Loan data as of 12/31/2024)	Loans	Total O/S	Avg O/S	Avg Interest Rate
2025	30	$23,439	$781	6.12%
2026	33	44,679	1,354	4.87%
2027	90	163,358	1,815	5.03%
2028	30	31,803	1,060	6.63%
2029	4	2,378	595	7.03%
2030+	12	5,745	479	6.24%
Fixed Rate	199	$271,402	$1,364	5.33%
Floating Rate	10	$27,103	$2,710	8.95%
Total CRE-Inv.	209	$298,505	$1,428	5.66%

CRE / TRBC Ratio (%)



225%
408%
470%
432%
385%
Dec-20
Dec-21
Dec-22
Dec-23
Dec-24

Note: Hanover previously had a fiscal year end of September 30th. 2020 - 2024 is for the period ended December 31st for each respective year.

hanover bancorp, inc. 15

Niche Lending Segments: Multi-Family Deep Dive

Multi-Family Loan Portfolio - Loans by Rent Type							
Rent Type	# of Notes	Outstanding Loan Balance	% of Total Multi-Family	Avg. Loan Size	LTV	Current DSCR	Avg. # of Units
Location							
Manhattan	7	17,840	3%	2,549	51.9%	1.62x	15
Other NYC	93	244,408	44%	2,628	61.2%	1.38x	10
Outside NYC	46	85,331	16%	1,855	64.8%	1.39x	13
Market	**146**	**$347,579**	**63%**	**$2,381**	**61.6%**	**1.39x**	**11**
Location							
Manhattan	6	9,035	2%	1,506	44.7%	1.59x	17
Other NYC	89	174,888	32%	1,965	63.2%	1.38x	11
Outside NYC	12	19,014	3%	1,584	64.4%	1.40x	16
Stabilized	**107**	**$202,937**	**37%**	**$1,897**	**62.4%**	**1.39x**	**12**

Multi-Family Stabilized Rent Portfolio				
Calendar Period (Loan data as of 12/31/2024)	Loans	Total O/S	Avg O/S	Avg Interest Rate
2025	14	$19,527	$1,395	4.82%
2026	20	42,901	2,145	3.67%
2027	53	124,773	2,354	4.22%
2028	12	10,221	852	7.14%
2029	4	4,346	1,087	6.38%
2030+	4	1,169	292	5.41%
Fixed Rate	**107**	**$202,937**	**$1,897**	**4.36%**
Floating Rate	-	-	-	-
Total Multi-Family	**107**	**$202,937**	**$1,897**	**4.36%**

Multi-Family Market Rent Portfolio				
Calendar Period (Loan data as of 12/31/2024)	Loans	Total O/S	Avg O/S	Avg Interest Rate
2025	10	$16,416	$1,642	4.30%
2026	36	118,503	3,292	3.66%
2027	71	176,490	2,486	4.30%
2028	18	29,858	1,659	6.15%
2029	6	4,957	826	7.70%
2030+	2	639	320	4.47%
Fixed Rate	**143**	**$346,863**	**$2,426**	**4.29%**
Floating Rate	**3**	**$716**	**$239**	**9.22%**
Total Multi-Family	**146**	**$347,579**	**$2,381**	**4.30%**

hanover bancorp, inc. 16

17 $86 $191 $200 $208 $212 $0 $50 $100 $150 $200 $250 $300 $688 $1,177 $1,518 $1,905 $1,954 $0 $400 $800 $1,200 $1,600 $2,000 $2,400 Deposit Growth ($mm) Noninterest-Bearing Deposit Growth ($mm) Noninterest-bearing Deposits 11% IB Demand, Savings & MMDA 64% Time Deposits 25% Noninterest-bearing Deposits 1% IB Demand, Savings & MMDA 26% Time Deposits 73% Growing Core Deposit Franchise • Hired a Chief Municipal Officer and supporting personnel to initiate our municipal banking business, which has grown municipal deposit balances from $74.3 million at December 31, 2020 to $509.3 million at December 31, 2024, at a weighted average rate of 3.72%; • Completed core conversion in February 2025 offering material improvements in user interfaces, functionality and efficiency that will better support our commitment to a digital forward future on better financial terms • Reduced wholesale funding levels (defined as Federal Home Loan Bank (“FHLB”) borrowings, brokered deposits and Qwick Rate accounts). Diversifying our Deposit Composition $2.0 billion As of September 30, 2012 As of December 31, 2024 $54 million Note: Hanover previously had a fiscal year end of September 30th. 2020 - 2024 is for the period ended December 31st for each respective year.

Asset Quality Managed Through Disciplined Policies and Procedures

Credit Philosophy

- Management utilized strong local community ties along with their experience with both federal and New York bank regulatory agencies to create a bank that emphasizes strong credit quality.
- Total loans having credit risk ratings of Special Mention and Substandard were $40.8 million at December 31, 2024 versus $42.4 million at December 31, 2023.
- Total non-accrual loans at December 31, 2024 were $16.4 million, or 0.82% of total loans.

Credit Underwriting and Administration

- Credit quality remains solid as net charge-offs were $1.6M or 0.08% of average loans for the year ended 12/31/2024.
- Allowance for credit losses was 1.15% of total loans. Loans secured by office space accounted for 2.45% of the total loan portfolio with a total balance of $48.7 million, of which less than 1% is located in Manhattan.
- The year-over-year increase in the provision for credit losses was primarily related to the recording of a $4.0 million provision for credit losses in the June 2024 quarter that was mainly attributable to an ACL on an individually evaluated loan of $2.5 million and $1.1 million related to ongoing enhancements to the CECL model.

Nonperforming Assets / Total Assets[(1)]


1.50%
1.00%
0.50%
0.00%
0.46%
0.42%
0.59%
0.64%
0.71%
Dec-20
Dec-21
Dec-22
Dec-23
Dec-24

Net Charge-off's / Average Loans


0.20%
0.10%
0.00%
(0.10%)
(0.20%)
0.07%
0.04%
0.00%
0.05%
0.08%
Dec-20
Dec-21
Dec-22
Dec-23
Dec-24

Note: Hanover previously had a fiscal year end of September 30th. 2020 - 2024 is for the period ended December 31st for each respective year.
(1) Includes loans greater than 90 days past due and accruing.

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19 Appendix

20 2016 Rank Institution Deposits ($mm) 1 $2,695 2 $3,344 3 $2,926 4 $3,009 5 $3,412 6 $2,714 7 $2,260 8 $2,609 9 $1,838 10 $1,392 Significant Consolidation of NYC Metro Community Banks Provides Growth Opportunities Source: SEC Filings; S&P Global Market Intelligence. Note: Dollars in millions. (1) Banks in the NYC MSA acquired in a given year as a percentage of the number of institutions with total assets less than $5 billion as of December 31st of the prior year. (2) Institutions ranked by asset size. Includes banks with total assets less than $5 billion as of December 31st, 2016. (3) Pending completion of merger with ConnectOne Bancorp, Inc. % of Banks Acquired in NYC(1) Top 20 NYC MSA Banks in 2016(2) Approximately 35% of banks(1) in NYC MSA were consolidated in the last 5 years 2016 Rank Institution Deposits ($mm) 11 $1,167 12 $1,113 13 $695 14 $946 15 $835 16 $777 17 $746 18 $661 19 $718 20 $573 4.3% 14.5% 7.5% 10.2% 6.4% 0.0% 2019 2020 2021 2022 2023 2024 Acquired Institutions ranked by asset size Long Island Significantly Consolidated (3)

21 $6,192 $4,666 $1,874 $894 $844 $632 $537 $518 $457 $436 Sioux Falls, SD Salt Lake City, UT Seaford, DE Charlotte, NC New York City Town of Pecos, TX San Jose, CA San Francisco San Antonio, TX Philadelphia 19.4 12.8 9.2 8.4 7.7 6.4 6.4 6.3 6.3 5.2 New York City Los Angeles Chicago Dallas Houston Atlanta Washington D.C. Miami Philadelphia Phoenix 3,642 943 842 668 650 615 608 492 457 437 New York City Salt Lake City, UT Sioux Falls, SD Los Angeles Dallas Chicago Philadelphia Boston Charlotte San Francisco New York MSA – A Leading U.S. Banking Market Source: S&P Global Market Intelligence; SEC Filings; US Census; U.S. Small Business Administration. Note: Small Business data as of 2024. Population (mm) Deposits per Branch ($mm) Deposits ($bn) Most Populated MSA 5 th Largest Deposits per Branch Largest Deposit Market (MSA) 4.2 3.3 3.3 2.2 1.3 1.3 1.1 1.1 1.1 1.0 California Florida Texas New York Georgia Illinois North Carolina Ohio Pennsylvania New Jersey Small Businesses (mm) 4 th Most Small Businesses by State

22 Non-GAAP Reconciliation Tangible Book Value per Share (1) Includes common stock and Series A preferred stock. As of Sept. 30, As of December 31, Non-GAAP Reconciliation Table 2024 2024 2023 2022 2021 2020 Book value per Share(1) $25.89 $26.48 $25.16 $24.34 $23.26 $19.12 Less: Goodwill and Other Intangible Assets ($2.61) ($2.62) ($2.65) ($2.68) ($3.53) ($0.46) Tangible Book Value per Share(1) $23.28 $23.86 $22.51 $21.66 $19.73 $18.66 Common Equity(1) $192,339 $196,638 $184,830 $177,628 $129,379 $80,024 Less: Goodwill and Other Intangible Assets (19,433) (19,418) (19,479) (19,549) (19,627) (1,921) Tangible Common Equity(1) $172,906 $177,220 $165,351 $158,079 $109,752 $78,103 Total Assets 2,327,814 2,312,110 2,270,060 1,983,692 1,458,180 876,883 Less: Goodwill and Other Intangible Assets (19,433) (19,418) (19,479) (19,549) (19,627) (1,921) Tangible Assets 2,308,381 2,292,692 2,250,581 1,964,143 1,438,553 874,962 Tangible Common Equity ratio(1) 7.49% 7.73% 7.35% 8.05% 7.63% 8.93%

Non-GAAP Reconciliation

ROATCE / Pre-Provision Net Revenue/Average Assets

Non-GAAP Reconciliation Table	As of or For the Three Months Ended			As of or For the Years Ended December 31,				
ROATCE / Pre-Provision Net Revenue/Average Assets	**December 31, 2024**	**September 30, 2024**	**December 31, 2023**	**2024**	**2023**	**2022**	**2021**	**2020**
	(dollars in thousands)							
Net Income	**$3,902**	**$3,539**	**$3,763**	**$12,346**	**$13,589**	**$22,357**	**$15,869**	**$4,723**
Average Common Equity[1]	$194,514	$191,430	$184,368	$191,323	$182,700	$158,460	$106,003	$76,518
Less: Average Goodwill and Other Intangible Assets	(19,427)	(19,442)	(19,489)	(19,449)	(19,515)	(19,588)	(12,138)	(1,653)
Average Tangible Common Equity	$175,087	$171,988	$164,879	$171,874	$163,185	$138,872	$93,865	$74,865
Return on Average Common Equity[1]	**7.98%**	**7.35%**	**8.10%**	**6.45%**	**7.44%**	**14.11%**	**14.97%**	**6.17%**
Return on Average Tangible Common Equity[1]	**8.87%**	**8.19%**	**9.05%**	**7.18%**	**8.33%**	**16.10%**	**16.91%**	**6.31%**
Net Interest Income	$13,808	$13,102	$12,659	$53,092	$51,887	$61,250	$49,650	$27,712
Non-Interest Income	4,187	3,954	3,254	15,339	10,691	7,906	5,438	958
Non-Interest Expense	(12,400)	(12,238)	(10,670)	(47,112)	(42,120)	(35,189)	(32,679)	(21,460)
Pre-Provision Net Revenue	$5,595	$4,818	$5,243	$21,319	$20,458	$33,967	$22,409	$7,210
Average Assets	$2,228,636	$2,261,158	$2,148,945	$2,233,028	$2,065,621	$1,612,660	$1,240,511	$853,454
Pre-Provision Net Revenue/Average Assets	**1.00%**	**0.85%**	**0.97%**	**0.95%**	**0.99%**	**2.11%**	**1.81%**	**0.84%**

Note: Ratios as of or for the three months ended December 31st, 2024, September 30th, 2024, and December 31st, 2023 are annualized.
(1) Includes common stock and Series A preferred stock.

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